Exhibit 1.01

Echelon Corporation
Conflict Minerals Report
For The Year Ended December 31, 2014

This Conflict Minerals Report (this “Report”) for Echelon Corporation (the “Company”, “Echelon”, “our” or “we”) covers the reporting period from January 1, 2014 to December 31, 2014, and is presented in accordance with Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”).

This Report is filed as Exhibit 1.01 to the Company’s Specialized Disclosure Report on Form SD (the “Form”), and a copy of this Report and the Form are publicly available at http://www.echelon.com/company/investor/corpgov/.

We use the term “conflict free” in this Report in a broader sense to refer to suppliers, supply chains, smelters and refiners whose sources of conflict minerals did not or do not directly or indirectly finance or benefit armed groups in the Covered Countries. For purposes of this Report, the term “conflict minerals” means columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten. Numerous terms in this Report are defined in the Rule and the reader is referred to that source and to SEC Release No. 34-67716 issued by the Securities and Exchange Commission on August 22, 2012 for such definitions.

Introduction

In 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”). Pursuant to Section 1502 of the Act, the United States Securities and Exchange Commission (“SEC”) promulgated regulations requiring companies covered under the Act annually to file a Specialized Disclosure Report on Form SD with the SEC to disclose whether certain specified conflict minerals (as described below) used in their products directly or indirectly benefitted armed groups in the Democratic Republic of the Congo and adjoining countries (collectively, the “Covered Countries”). This Report, which is an exhibit to the Form, describes the design of Echelon’s conflict minerals due diligence measures and provides an account of how these measures were implemented in 2014 to determine, to our knowledge, the source mines, the country of origin and the facilities used to process the conflict minerals used in our products. A description of our products covered by this Report is described under “Part 2: Product Determination” of this Report below.

Part 1: Due Diligence

Reasonable Country of Origin Inquiry Process

In accordance with Rule 13p-1 and Form SD, Echelon determined that conflict minerals are necessary to the functionality or production of our products, and undertook a reasonable country of origin inquiry (“RCOI”) with respect conflict minerals reasonably designed to determine whether any of the conflict minerals originated in the Covered Countries.

Due Diligence Process

In conducting our RCOI, Echelon employed a combination of measures to determine whether the conflict minerals in our products originated from the Covered Countries, and determined that the Company would survey direct suppliers that represented an aggregate of at least 85% of sales revenue generated from our products that contain or may be manufactured using conflict minerals. Echelon employed the Electronics Industry Citizenship Coalition (“EICC) - Global eSustainability Initiative (“GeSI”) Extractives industry tools to collect due diligence information on the source and chain of custody of conflict minerals.

To maximize the efficiency and effectiveness of our efforts to identify smelters and refiners in our supply chain, as a standardized protocol, we, along with other participants in the electronics industry, rely on the Conflict-Free Sourcing Initiative (CFSI)’s Conflict-Free Smelter Program (“CFSP”) or equivalent industry-wide program for audits of smelters and/or refiners. The CFSP is a voluntary initiative in which an independent third party audits smelter procurement and processing activities and determines if the smelter has provided sufficient documentation to demonstrate with reasonable confidence that the minerals it processed originated from conflict-free sources.

In addition, we designed our due diligence to conform, in all relevant material respects given our position in the supply chain, to the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply

Chains of Minerals from Conflict-Affected and High-Risk Areas (the “Framework”) as it pertains to downstream companies. We believe the Framework is an internationally recognized due diligence framework and meets the requirements of the Rule.

Establishment of a Management System.

Echelon established a management system for addressing the sourcing of conflict minerals in our products, and implemented a conflict minerals governance structure that includes executive sponsors and a cross-functional team comprised of individuals from our Operations, Finance, Accounting, Sales and Legal departments.

A copy of Echelon’s Supply Chain Policy for Conflict Minerals can be viewed at

http://www.echelon.com/assets/blt154f5ba824af808e/Echelon Conflict Minerals Policy Statement - FINAL 10-18-13-1.pdf

Echelon has a worldwide whistleblower policy and hotline, and we accept and encourage reporting of illegal or unethical activity. We believe that our whistleblower hotline is an appropriate mechanism for our employees and employees of our suppliers to report known or suspected false information concerning conflict minerals in our supply chain.

Identification and Assessment of Risks in the Supply Chain

In 2014, Echelon selected and surveyed five first-tier direct suppliers, representing an aggregate of over 85% of our sales revenue generated from products containing or produced using conflict minerals. Echelon provided the Conflict Minerals Reporting Template (the “CMRT”) designed by the CFSI to all such suppliers in order to gather information about their use of conflict minerals, their mineral sourcing practices and the smelters and refiners in their supply chain. We elected to use the CMRT as we believe that it is a commonly used reporting template used in numerous industries, thereby easing the potential for confusion or misunderstanding by our suppliers and helping to foster even more widespread adoption of the CMRT.

Given our position in the supply chain, we relied heavily on our first-tier suppliers to provide information about the sources of conflict minerals used in our products. Upon receipt of responses to our CMRT request, we reviewed our suppliers’ responses for completeness, reasonableness, and acceptability in order to validate the smelters and refiners listed on the provided CMRTs.

Based on the data collected, the main risks that we have identified are suppliers providing incomplete or inconsistent responses in the CMRT, and suppliers providing the names of smelters or refiners that are unrecognized by the CFSI or not certified by the CFSP. As of the date of this Report, we have not identified a supplier, smelter or refiner which we have reason to believe may be sourcing conflict minerals from a Covered Country that, directly or indirectly, finances or benefits armed groups. However, given the uncertainty in the provenance of materials from a variety of smelters that may be present in materials used by our suppliers, we are unable to determine with certainty whether or not any minerals used in our products are so sourced.

Conducting Independent Audits of Supply Chain Due Diligence

Echelon does not have a direct relationship with any smelters or refiners in our supply chain and, as a result, we do not directly conduct audits. Instead, Echelon identified conflict-free smelters and refiners reported from our first-tier direct suppliers by confirming with the published list from third party audits (the CFSP).

Part 2: Product Determination

Products

During the reporting period from January 1, 2014 to December 31, 2014, we identified the following products that may contain conflict minerals that Echelon contracted to manufacture:

•	Integrated Circuit (IC) and Module Products

•	Meter Products

•	Control Nodes

•	Tools

•	Interconnectivity Products

DRC Conflict Status

In 2014 and 2015, we conducted the due diligence process described above for the reporting period from January 1, 2014 to December 31, 2014 in order to ascertain source and chain of custody information for the necessary conflict minerals in our supply chain. Based on the subsequent information we gathered, Echelon has determined that (i) certain smelters and refiners in the supply chain that are sources of the necessary conflict minerals for our products have received a “conflict free” designation from the CFSP or other third party audit program, and (ii) we are unable to determine the country of origin of conflict minerals and or chain of custody of all necessary conflict minerals procured by all smelters in our supply chain that contributed to our products because, for this reporting period, certain smelter and refiner facilities (1) had not yet received a “conflict free” designation from an independent third party audit program, and (2) did not respond to our requests for country of origin or chain or custody inquiries. As a result, our products are DRC conflict undeterminable.

Table 1 below lists the facilities which, to the extent known, processed the necessary conflict minerals in our products:

Metal	Smelter Name	Country
Gold	Aida Chemical Industries Co. Ltd.*	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Minerção*	Brazil
Gold	Argor-Heraeus SA*	Switzerland
Gold	Asahi Pretec Corporation*	Japan
Gold	Asaka Riken Co Ltd	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.*	Turkey
Gold	Aurubis AG*	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB*	Sweden
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation*	Canada
Gold	Cendres + Métaux SA	Switzerland
Gold	Chimet S.p.A.*	Italy
Gold	China National Gold Group Corporation	China
Gold	Chugai Mining	Japan
Gold	Colt Refining	United States
Gold	Daejin Indus Co. Ltd	Korea, Republic of
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Do Sung Corporation	Korea, Republic of
Gold	Doduco	Germany
Gold	Dowa*	Japan
Gold	Eco-System Recycling Co., Ltd.*	Japan
Gold	FSE Novosibirsk Refinery	Russian Federation
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH*	Germany
Gold	Heraeus Ltd. Hong Kong*	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG*	Germany
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China
Gold	Hwasung CJ Co. Ltd	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China

Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Istanbul Gold Refinery*	Turkey
Gold	Japan Mint*	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	Johnson Matthey Inc*	United States
Gold	Johnson Matthey Ltd*	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	Russian Federation
Gold	JSC Uralelectromed*	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan
Gold	Kazzinc Ltd*	Kazakhstan
Gold	Kennecott Utah Copper LLC*	United States
Gold	Kojima Chemicals Co., Ltd*	Japan
Gold	Korea Metal Co. Ltd	Korea, Republic of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L' azurde Company For Jewelry*	Saudi Arabia
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	LS-NIKKO Copper Inc.*	Korea, Republic of
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Materion*	United States
Gold	Matsuda Sangyo Co., Ltd.*	Japan
Gold	Metalor Technologies (Hong Kong) Ltd*	Hong Kong
Gold	Metalor Technologies (Singapore) Pte. Ltd.*	Singapore
Gold	Metalor Technologies SA*	Switzerland
Gold	Metalor USA Refining Corporation*	United States
Gold	Met-Mex Peñoles, S.A.*	Mexico
Gold	Mitsubishi Materials Corporation*	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.*	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co. LTD*	Japan
Gold	Ohio Precious Metals, LLC*	United States
Gold	Ohura Precious Metal Industry Co., Ltd*	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)*	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	PAMP SA*	Switzerland
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia
Gold	PX Précinox SA*	Switzerland
Gold	Rand Refinery (Pty) Ltd*	South Africa
Gold	Republic Metals Corporation*	United States
Gold	Royal Canadian Mint*	Canada
Gold	Sabin Metal Corp.	United States
Gold	SAMWON METALS Corp.	Korea, Republic of
Gold	Schone Edelmetaal*	Netherlands
Gold	SEMPSA Joyería Platería SA*	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd*	China
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation

Gold	Solar Applied Materials Technology Corp.*	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.*	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd*	China
Gold	Tokuriki Honten Co., Ltd*	Japan
Gold	Tongling nonferrous Metals Group Co.,Ltd	China
Gold	Torecom	Korea, Republic of
Gold	Umicore Brasil Ltda*	Brazil
Gold	Umicore Precious Metals Thailand*	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining*	Belgium
Gold	United Precious Metal Refining, Inc.*	United States
Gold	Valcambi SA*	Switzerland
Gold	Western Australian Mint trading as The Perth Mint*	Australia
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.*	Japan
Gold	Yokohama Metal Co Ltd	Japan
Gold	Yunnan Copper Industry Co Ltd	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	China
Gold	Zijin Mining Group Co. Ltd*	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China
Tantalum	Conghua Tantalum and Niobium Smeltry*	China
Tantalum	Duoluoshan*	China
Tantalum	Exotech Inc.*	United States
Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	Global Advanced Metals	United States
Tantalum	Global Advanced Metals Aizu*	Japan
Tantalum	Global Advanced Metals Boyertown*	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	China
Tantalum	H.C. Starck Co., Ltd.*	Japan
Tantalum	H.C. Starck GmbH Goslar*	Germany
Tantalum	H.C. Starck GmbH Laufenburg*	Germany
Tantalum	H.C. Starck Hermsdorf GmbH*	Germany
Tantalum	H.C. Starck Inc.*	United States
Tantalum	H.C. Starck Ltd.*	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG*	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
Tantalum	Hi-Temp*	United States
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China
Tantalum	Jiujiang Tanbre Co., Ltd.*	China
Tantalum	KEMET Blue Metals*	Mexico
Tantalum	Kemet Blue Powder*	United States
Tantalum	King-Tan Tantalum Industry Ltd*	China
Tantalum	LSM Brasil S.A.*	Brazil
Tantalum	Metallurgical Products India (Pvt.) Ltd.*	India
Tantalum	Mitsui Mining & Smelting*	Japan
Tantalum	Molycorp Silmet A.S.*	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tantalum	Plansee	Austria
Tantalum	Plansee SE Liezen*	Austria
Tantalum	Plansee SE Reutte*	Austria

Tantalum	QuantumClean*	United States
Tantalum	RFH Tantalum Smeltry Co., Ltd*	China
Tantalum	Shanghai Jiangxi Metals Co. Ltd	China
Tantalum	Solikamsk Magnesium Works OAO*	Russian Federation
Tantalum	Taki Chemicals*	Japan
Tantalum	Telex*	United States
Tantalum	Ulba*	Kazakhstan
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	China
Tantalum	Zhuzhou Cement Carbide*	China
Tin	Alpha*	United States
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Cooper Santa*	Brazil
Tin	CV Gita Pesona	Indonesia
Tin	CV JusTindo	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting*	Indonesia
Tin	Dowa*	Japan
Tin	EM Vinto*	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.*	China
Tin	Gejiu Zi-Li	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd. *	China
Tin	Jiangxi Nanshan	China
Tin	Linwu Xianggui Smelter Co	China
Tin	Magnu's Minerais Metais e Ligas LTDA*	Brazil
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Melt Metais e Ligas S/A*	Brazil
Tin	Metallo Chimique	Belgium
Tin	Mineração Taboca S.A.*	Brazil
Tin	Mineração Taboca S.A.*	Brazil
Tin	Minmetals Ganzhou Tin	China
Tin	Minsur*	Peru
Tin	Mitsubishi Materials Corporation*	Japan
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	OMSA*	Bolivia
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Artha Cipta Langgeng*	Indonesia
Tin	PT Babel Inti Perkasa*	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya*	Indonesia

Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry*	Indonesia
Tin	PT Belitung Industri Sejahtera*	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah*	Indonesia
Tin	PT DS Jaya Abadi*	Indonesia
Tin	PT Eunindo Usaha Mandiri*	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia
Tin	PT Panca Mega Persada*	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama*	Indonesia
Tin	PT REFINED BANGKA TIN*	Indonesia
Tin	PT Sariwiguna Binasentosa*	Indonesia
Tin	PT Seirama Tin investment	Indonesia
Tin	PT Stanindo Inti Perkasa*	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Supra Sukses Trinusa	Indonesia
Tin	PT Tambang Timah*	Indonesia
Tin	PT Timah (Persero), Tbk*	Indonesia
Tin	PT Tinindo Inter Nusa*	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais, Ltda.	Brazil
Tin	Thaisarco*	Thailand
Tin	White Solder Metalurgia e Mineração Ltda.*	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Tin	Yunnan Tin Company, Ltd.*	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	China
Tungsten	Ganzhou Grand Sea W and Mo Company	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China
Tungsten	Global Tungsten & Powders Corp.*	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG*	Germany
Tungsten	HC Starck GmbH	Germany
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	China

Tungsten	Japan New Metals Co., Ltd.*	Japan
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd*	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG*	Austria
Tungsten	Wolfram Company CJSC	Russian Federation
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	China
Tungsten	Xiamen Tungsten Co., Ltd.*	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	China

* Denotes smelters and refiners which have received a "conflict free" designation from an independent third party audit as updated by the CFSI after the Reporting Period. [Source of information: http://www.conflictfreesourcing.org/conflict-free-smelter-refiner-lists/ on 14 May 2015.]

Efforts to Determine Mine Location

Echelon has very limited engagement with the majority of parties beyond our first-tier direct suppliers in our supply chain. Consequently, identifying, with certainty, the smelters, refiners and recyclers and the source of the conflict minerals they process is an extraordinary challenge. In 2014, the primary focus of our due diligence on the source and chain of custody of the necessary conflict minerals in our supply chain was on the collection and assessment of the data gathered, consolidated and provided by our direct first-tier suppliers. As a downstream supplier, we base our due diligence program on current industry guidance and practices for implementing the Framework, Echelon’s primary means of determining mine location is through the CFSP audits, industry lists and reports that we expect to gather through our participation in the various organizations identified above.

Future Steps

We recognize that this is a complicated process given the complexity of our supply chain, and that Echelon has very limited engagement with the majority of our supply chain beyond our first-tier direct suppliers. As a result, in 2015, we expect to continue to focus our efforts on collaborating with our first tier direct suppliers to improve the systems of transparency and control in our supply chain, including through our use of the CMRT in connection with our diligence of our supply chain.